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                                                                     EXHIBIT 5.1

                                 HOGAN & HARTSON
                                     L.L.P.


                                                             COLUMBIA SQUARE
                                                       555 THIRTEENTH STREET, NW
                                                       WASHINGTON, DC 20004-1109
                                                              TEL (202) 637-5600
                                                              FAX (202) 637-5910

                               January 12, 1999

Board of Directors
Global Vacation Group, Inc.
1420 New York Avenue, N.W.
Suite 550
Washington, DC 20005

Dear Gentlemen:

         We are acting as counsel to Global Vacation Group, Inc., a New York corporation (the "COMPANY"), in connection with its registration, pursuant to registration statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed with the Securities and Exchange Commission, of 2,000,000 shares of the Company's common stock, $.01 par value per share (the "SHARES"), issuable upon the exercise of options granted under the Global Vacation Group, Inc. 1998 Stock Option Plan (the "PLAN"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.    An executed copy of the Registration Statement.

         2. The Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.
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Board of Directors
Global Vacation Group, Inc.
Page 2
January 12, 1999


         3. The Amended and Restated By-laws of the Company, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         4. A copy of the Plan, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         5. Resolutions of the Board of Directors of the Company adopted on March 30, 1998, June 24, 1998, July 7, 1998 and July 31,
               1998, all as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         6. Resolutions of the shareholders of the Company adopted on June 19, 1998 and July 7, 1998, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the New York Business Corporation Law. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plan (with the Company's having received the consideration therefor, the form of which is in accordance with applicable law) will be validly issued, fully paid and (subject to any liability imposed by Section 630 of the New York Business Corporation
Law) nonassessable under the New York Business Corporation Law.
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Board of Directors
Global Vacation Group, Inc.
Page 3
January 12, 1999

         We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                      Very truly yours,

                                                      /s/ Hogan & Hartson L.L.P.

                                                      HOGAN & HARTSON L.L.P.